POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Priscilla Sims Brown, a member of the Board of Trustees of Teachers Insurance and Annuity Association of America, whose signature appears below, appoints Mona Bhalla, Marjorie Pierre-Merritt, Meredith Kornreich, or Rachel Mendelson, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all such capacities, to take all actions which are necessary in connection with the offering of certain variable annuity contracts, filed with the Securities and Exchange Commission under Registration Numbers 333-134820 and 811-21907, for sale and operation of TIAA Separate Account VA-3 in order to comply with the Investment Company Act of 1940, as amended (the “1940 Act”), the Securities Act of 1933, and the Securities Exchange Act of 1934, and other applicable federal laws, including, without limitation the filing of (a) any pre- or post-effective amendments to registration statements, prospectuses, supplements, exhibits, and other documents relating thereto, and amendments to the foregoing; (b) any undertakings, and any applications for exemptions from the 1940 Act or other applicable federal laws; and (c) any other appropriate filings with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

I hereby ratify and confirm all that said attorney-in-fact or his or her substitutes may do or cause to be done by virtue hereof.

Date: February 12, 2019
/s/ Priscilla Sims Brown

State of New York )
) ss.
County of New York)

SUBSCRIBED AND SWORN to before me this 12th day of February, 2019, by Priscilla Sims Brown, who I have identified to be the person who signs herein.

/s/ Martina Davis
NOTARY PUBLIC

My Commission Expires: November 13, 2022

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Tamara Simpkins Franklin, a member of the Board of Trustees of Teachers Insurance and Annuity Association of America, whose signature appears below, appoints Mona Bhalla, Marjorie Pierre-Merritt, Meredith Kornreich, or Rachel Mendelson, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all such capacities, to take all actions which are necessary in connection with the offering of certain variable annuity contracts, filed with the Securities and Exchange Commission under Registration Numbers 333-134820 and 811-21907, for sale and operation of TIAA Separate Account VA-3 in order to comply with the Investment Company Act of 1940, as amended (the “1940 Act”), the Securities Act of 1933, and the Securities Exchange Act of 1934, and other applicable federal laws, including, without limitation the filing of (a) any pre- or post-effective amendments to registration statements, prospectuses, supplements, exhibits, and other documents relating thereto, and amendments to the foregoing; (b) any undertakings, and any applications for exemptions from the 1940 Act or other applicable federal laws; and (c) any other appropriate filings with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

I hereby ratify and confirm all that said attorney-in-fact or his or her substitutes may do or cause to be done by virtue hereof.

Date: February 13, 2019
/s/ Tamara Simpkins Franklin

State of New York )
) ss.
County of New York)

SUBSCRIBED AND SWORN to before me this 13th day of February, 2019, by Tamara Simpkins Franklin, who I have identified to be the person who signs herein.

/s/ Martina Davis
NOTARY PUBLIC

My Commission Expires: November 13, 2022